SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

WESTERN GRAPHITE INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54665	20-8055672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1045 East Washington Street, Monticello, FL 32344

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 850-270-2808

 (Former name or former address, if changed since last report)

Prepared By:

Sunny J. Barkats, Esq.

JS Barkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2015, Western Graphite Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with KBM Worldwide, Inc., a New York corporation (the “Investor”), pursuant to which the Company sold to the Investor a convertible note in the amount of $43,000, bearing interest at the rate of 8% per annum (the “Convertible Note”). The Convertible Note contains customary default provisions, including provisions for potential acceleration of the Convertible Note, a default premium and a default interest rate. The Convertible Note is payable, along with interest thereon, on November 4, 2015.

The Company has the option to prepay the Note, along with an interest premium, at any time during the first 180 days after issuance, such issuance premium dependent on the date of prepayment. Upon the occurrence of an event of default, as described in the Convertible Note, the Investor can declare the entire amount of principal and interest then due on the Convertible Note immediately due and payable and require the Company to pay a premium default payment.

The principal balance of the Convertible Note is convertible into shares of the Company’s common stock, par value $0.001 per share, at the election of the Holder, beginning 180 days after the issuance of the Convertible Note. The conversion price is equal to the Market Price (as such term is defined in the Convertible Note) multiplied by 55%. The Investor is prohibited from converting the Convertible Note into shares of the Company’s common stock to the extent that such conversion would result in the Investor beneficially owning more than 4.99% of the Company’s common stock, subject to at least 61 days prior written notice to the Company from the Investor of the Investor’s intention to waive or modify such provision.

The foregoing description of the Convertible Note and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and the Securities Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The security described in Item 1.01 above was offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”). The offering and issuance of the security did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the Investor; the Company obtained representations from the Investor regarding its investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	$43,000 Convertible Promissory Note, dated February 2, 2015, issued in favor of KBM Worldwide, Inc.

10.1	Securities Purchase Agreement, dated February 2, 2015, by and between Western Graphite Inc. and KBM Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2015	Western Graphite Inc.

	By:	/s/David Wimberly
David Wimberly
Chief Executive Officer